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                                                                    EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43114) pertaining to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan of ViroLogic, Inc. of our report dated February 9, 2001, with respect to the financial statements of ViroLogic, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.




                                           /s/ ERNST & YOUNG LLP



Palo Alto, California
March 21, 2001